                                                                     EXHIBIT 4.1


================================================================================



                               RYDER SYSTEM, INC.



                                       and



                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,



                                   as Trustee



                            --------------------------


                                    INDENTURE



                              Dated as of [ ], 2003



                            --------------------------






================================================================================

                              CROSS-REFERENCE TABLE


                  Reconciliation and tie between Indenture dated as of [ ], 2003, and the Trust Indenture Act of 1939. This reconciliation section does not constitute a part of the Indenture.


Trusted Indenture Act of 1939
           Section                                           Indenture Section
-------------------------------                              -----------------

310  (a)(1).....................................................  7.10
     (a)(2).....................................................  7.10
     (a)(3).....................................................  N.A.
     (a)(4).....................................................  N.A.
     (b)........................................................  7.08;7.10;
                                                                  10.02
     (c)........................................................  N.A.
311  (a)........................................................  7.11
     (b)........................................................  7.11
     (c)........................................................  N.A.
312  (a)........................................................  2.06
     (b)........................................................  10.03
     (c)........................................................  10.03
313  (a)........................................................  7.06
     (b)(1).....................................................  N.A.
     (b)(2).....................................................  7.06
     (c)........................................................  10.02
     (d)........................................................  7.06
314  (a)........................................................  4.02; 10.02
     (b)........................................................  N.A.
     (c)(1).....................................................  10.04
     (c)(2).....................................................  10.04
     (c)(3).....................................................  N.A.
     (d)........................................................  N.A.
     (e)........................................................  10.05
     (f)........................................................  N.A.
315  (a)........................................................  7.01(b)
     (b)........................................................  7.05; 10.02
     (c)........................................................  7.01(a)
     (d)........................................................  7.01(c)
     (e)........................................................  6.11
316  (a) (last sentence)........................................  2.10
     (a)(1)(A)..................................................  6.05
     (a)(1)(B)..................................................  6.04
     (a)(2).....................................................  N.A.
     (b)........................................................  6.07
317  (a)(1).....................................................  6.08

Trusted Indenture Act of 1939
           Section                                           Indenture Section
-------------------------------                              -----------------
     (a)(2).....................................................  6.09
     (b)........................................................  2.05
318  (a)........................................................  10.01

----------------------
N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.........................................6
SECTION 1.03.  Trust Indenture Act.......................................................................7
SECTION 1.04.  Rules of Construction.....................................................................7
SECTION 1.05.  Accounting Terms..........................................................................8


                                   ARTICLE II

                               The Debt Securities

SECTION 2.01.  Issuable in Series........................................................................8
SECTION 2.02.  Establishment of Terms of Series of Debt Securities.......................................8
SECTION 2.03.  Execution and Authentication.............................................................10
SECTION 2.04.  CUSIP Numbers............................................................................11
SECTION 2.05.  Registrar and Paying Agent...............................................................12
SECTION 2.06.  Paying Agent to Hold Money in Trust......................................................12
SECTION 2.07.  Debt Securityholder Lists................................................................12
SECTION 2.08.  Transfer and Exchange....................................................................13
SECTION 2.09.  Replacement Debt Securities..............................................................13
SECTION 2.10.  Outstanding Debt Securities..............................................................13
SECTION 2.11.  Treasury Debt Securities for Certain Purposes............................................14
SECTION 2.12.  Temporary Debt Securities................................................................14
SECTION 2.13.  Cancelation..............................................................................14
SECTION 2.14.  Defaulted Interest.......................................................................15
SECTION 2.15.  Persons Deemed Owners....................................................................15
SECTION 2.16.  Certain Provisions Relating to Global Registered Securities..............................15


                                   ARTICLE III

                                   Redemption

SECTION 3.01.  Notice to Trustee........................................................................18
SECTION 3.02.  Selection of Debt Securities to be Redeemed..............................................18
SECTION 3.03.  Notice of Redemption.....................................................................19
SECTION 3.04.  Effect of Notice of Redemption...........................................................19
SECTION 3.05.  Deposit of Redemption Price..............................................................19
SECTION 3.06.  Debt Securities Redeemed in Part.........................................................19
SECTION 3.07.  Remarketing of Remarketable Securities...................................................20


                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Debt Securities...............................................................20
SECTION 4.02.  SEC Reports..............................................................................20
SECTION 4.03.  Compliance Certificate; Notice of Default and Event of Default...........................21
SECTION 4.04.  Maintenance of Office or Agency..........................................................21
SECTION 4.05.  Additional Amounts.......................................................................21
SECTION 4.06.  Limitation on Secured Indebtedness.......................................................22
SECTION 4.07.  Limitation on Investments in Unrestricted Subsidiaries...................................23
SECTION 4.08.  Limitation on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and
                     Unrestricted Subsidiaries to Become Restricted Subsidiaries........................23
SECTION 4.09.  Waiver of Certain Covenants..............................................................23


                                    ARTICLE V

                              Successor Corporation

SECTION 5.01.  When Company May Merge, Etc..............................................................24
SECTION 5.02.  Successor Corporation Substituted........................................................24


                                   ARTICLE VI

                              Default and Remedies

SECTION 6.01.  Events of Default........................................................................25
SECTION 6.02.  Acceleration.............................................................................26
SECTION 6.03.  Other Remedies...........................................................................26
SECTION 6.04.  Waiver of Past Defaults..................................................................26
SECTION 6.05.  Control by Majority......................................................................26
SECTION 6.06.  Limitation on Suits......................................................................27
SECTION 6.07.  Rights of Holders to Receive Payment.....................................................27
SECTION 6.08.  Collection Suits by Trustee..............................................................27
SECTION 6.09.  Trustee May File Proofs of Claim.........................................................27
SECTION 6.10.  Priorities...............................................................................28
SECTION 6.11.  Undertaking for Costs....................................................................28


                                   ARTICLE VII

                                     Trustee

SECTION 7.01.  Duties of Trustee........................................................................28
SECTION 7.02.  Rights of Trustee........................................................................29


SECTION 7.03.  Individual Rights of Trustee.............................................................30
SECTION 7.04.  Trustee's Disclaimer.....................................................................30
SECTION 7.05.  Notice of Defaults.......................................................................30
SECTION 7.06.  Reports by Trustee to Holders............................................................30
SECTION 7.07.  Compensation and Indemnity...............................................................31
SECTION 7.08.  Replacement of Trustee...................................................................32
SECTION 7.09.  Successor Trustee by Merger, etc.........................................................33
SECTION 7.10.  Eligibility; Disqualification............................................................33
SECTION 7.11.  Preferential Collection of Claims Against Company........................................33


                                  ARTICLE VIII

                             Discharge of Indenture

SECTION 8.01.  Termination of Company's Obligations.....................................................33
SECTION 8.02.  Application of Trust Money...............................................................34
SECTION 8.03.  Reinstatement............................................................................34
SECTION 8.04.  Repayment to Company.....................................................................35
SECTION 8.05.  Indemnity for Government Obligations.....................................................35


                                   ARTICLE IX

                       Amendments; Supplements and Waivers

SECTION 9.01.  Without Consent of Holders...............................................................35
SECTION 9.02.  With Consent of Holders..................................................................35
SECTION 9.03.  Limitations..............................................................................36
SECTION 9.04.  Compliance with Trust Indenture Act......................................................36
SECTION 9.05.  Revocation and Effect of Consents........................................................36
SECTION 9.06.  Notation on or Exchange of Debt Securities...............................................37
SECTION 9.07.  Trustee Protected........................................................................37


                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.  Trust Indenture Act Controls............................................................37
SECTION 10.02.  Notices.................................................................................37
SECTION 10.03.  Communication by Holders with Other Holders.............................................38
SECTION 10.04.  Certificate and Opinion as to Conditions Precedent......................................38
SECTION 10.05.  Statements Required in Certificate or Opinion...........................................38
SECTION 10.06.  Rules by Trustee and Agents.............................................................38
SECTION 10.07.  Legal Holidays..........................................................................39
SECTION 10.08.  Governing Law...........................................................................39
SECTION 10.09.  No Adverse Interpretation of Other Agreements...........................................39
SECTION 10.10.  No Recourse Against Others..............................................................39
SECTION 10.11.  Duplicate Originals.....................................................................39



                                                                                                       Page
                                                                                                       ----
SECTION 10.12.  Severability............................................................................39

SIGNATURES..............................................................................................39
ACKNOWLEDGMENTS.........................................................................................40


         INDENTURE, dated as of [    ], 2003, between RYDER SYSTEM, INC., a
Florida corporation (the "Company"), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Debt Securities issued under this Indenture:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

                  "Additional Amounts" means any additional amounts which are required by a Debt Security or by or pursuant to a Board Resolution under circumstances specified therein to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on certain Holders of Debt Securities.

                  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

                  "After-Acquired Indebtedness" means:

                  (1) Pre-existing indebtedness assumed by the Company or a Restricted Subsidiary as a result of the purchase, takeover or other acquisition of the assets or stock of an entity other than a Subsidiary of the Company;

                  (2) mortgages or liens on property existing at the time of acquisition of said property; or

                  (3) Indebtedness of an Unrestricted Subsidiary which is outstanding at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary subsequent to the date of this Indenture.

                  "Agent" means any Paying Agent, Registrar or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer, redemption or exchange of beneficial interests in any Global Registered Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of the Board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certification and delivered to the Trustee.

                  "Business Day", when used with respect to any place, means any day, other than a Saturday or Sunday, and other than a day on which banking institutions in such place are authorized or required by law, regulation or executive order to close.

                  "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg (formerly Cedel Bank, societe anonyme), or any successor to the operations thereof.

                  "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Company Order" means an order signed by two Officers or by any Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

                  "Corporate Trust Office" means the office of the Trustee in the City of Birmingham, Alabama at which at any particular time its corporate trust business shall principally be administered, which office at the date of the execution and delivery of this instrument as originally executed is located at 3800 Colonnade Parkway, Suite 490, Birmingham, Alabama 35243, Attention:
Corporate Trust Administration, except that with respect to presentation or surrender of Debt Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee in The City of New York at which at any particular time its corporate agency business shall principally be administered in that city, which office at the date of the execution and delivery of this instrument as originally executed is located at 4 New York Plaza, New York, New York 10004, Attention: Institutional Trust Services; and, in either case, such other office or offices as the Trustee may designate from time to time by notice to the Company and to the Holders.

                  "Consolidated" when used with respect to any of the terms herein shall refer to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Debt Securities" means the debentures, notes, bonds or other evidences of indebtedness of the Company of any Series established in a supplemental indenture or by or pursuant to a Board Resolution and authenticated and delivered under this Indenture.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.02 or 2.16, with respect to the Debt Securities of any Series issuable or issued in whole or in part as one or more Global Registered Security or Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation and appointed as Depositary hereunder pursuant to the applicable provisions of this Indenture.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

                  "Event of Default" has the meaning specified in Section 6.01.

                  "Foreign Financing Subsidiary" means any Subsidiary, not organized under the laws of the United States of America or any state thereof, engaged in the business of Lending to the Company or its Restricted Subsidiaries and borrowing on behalf of the Company or its Restricted Subsidiaries.

                  "Global Registered Security" means, unless otherwise specified by the Company pursuant to either Section 2.02 or 2.16, with respect to any Series of Debt Securities issued hereunder, a Registered Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or a custodian therefor, or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, or a Board Resolution, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate Principal amount of all the outstanding Debt Securities of such Series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which Principal and interest, if any, are due, and, if interest shall be payable thereon, interest rate or method of determining such interest. The term "global form" or "definitive global registered form" when used in this Indenture shall include Global Registered Securities.

                  "Holder" or "Debt Securityholder" with respect to a Registered Debt Security, means a Person in whose name a Debt Security is registered on the registration books kept for that purpose in accordance with the terms hereof.

                  "Indebtedness" means all indebtedness other than Subordinated Indebtedness of the Company or its Restricted Subsidiaries for borrowed money or leasing obligations which have been created, incurred or assumed as reflected on the Consolidated balance sheet of the Company and its Restricted Subsidiaries, and any indebtedness of other parties guaranteed by the Company or its Restricted Subsidiaries, without duplication.

                  "Indenture" means this Indenture as supplemented and amended from time to time.

                  "Intercompany Indebtedness" means any Indebtedness owed directly between the Company and/or its Restricted Subsidiaries.

                  "Net Tangible Assets" means the total amount of assets as reflected on the Consolidated balance sheet of the Company and its Restricted Subsidiaries, after appropriate deduction for minority interests, less:

                  (1) all goodwill, operating rights, patents, trade-names, unamortized debt expense and other intangibles;

                  (2) amounts invested in, advanced to or equity in Unrestricted Subsidiaries; and

                  (3) unamortized debt discount.

                  "Net Worth" means, with regard to each Series of Debt Securities, the sum of the following as reflected on the Consolidated balance sheet of the Company and its Restricted Subsidiaries (1) shareholders' equity,
(2) Subordinated Indebtedness and (3) 50% of the reserve for deferred income taxes, less (A) all goodwill, operating rights, patents, trade-names and other intangibles in excess of the balance at December 31 of the year prior to issuance of that Series, (B) any increase in the value of a fixed asset arising from a revaluation thereof after December 31 of the year prior to issuance of that Series, and (C) any equity interest in an Unrestricted Subsidiary.

                  "Officer" means the Chairman of the Board, the President, any Vice President (whether or not designated by a number or word added before or after the title vice president), the Treasurer, the Secretary or the Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by any Officer and either an Assistant Treasurer or Assistant Secretary of the Company.

                  "Opinion of Counsel" means a written opinion of legal counsel who may be an employee of or counsel to the Company. Such counsel shall be reasonably acceptable to the Trustee.

                  "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the stated Principal amount thereof to be due and payable upon redemption or declaration of acceleration of the maturity thereof pursuant to Section 6.02 or any Debt Security which for United States Federal income tax purposes would be considered an original issue discount debt security.

                  "Paying Agent" has the meaning specified in Section 2.05.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "Place of Payment", when used with respect to the Debt Securities of any Series, means the place or places where, subject to the provisions of Section 4.04, the Principal of and any interest on the Debt Securities of such Series are payable as specified in Section 2.02.

                  "Leasing Indebtedness" means the capitalized Indebtedness of any leasing obligations on personal property.

                  "Principal" of a Debt Security means the principal of the Debt Security plus, when appropriate, the premium, if any, on the Debt Security except that (i) in the case of an Original Issue Discount Debt Security, the term shall mean the amount as specified in such Debt Security that would then be due and payable upon redemption or acceleration of the maturity thereof and (ii) in the case of a Debt Security denominated in a foreign currency or composite currency, for purposes of determining the aggregate principal amount of Debt Securities which shall have voted or given consent with respect to any matter, the term shall mean the U.S. dollar equivalent, determined as of the issue date, of the principal amount (determined, in the case of an Original Issue Discount Debt Security, pursuant to (i) above) of such Debt Security.

                  "Real Property Indebtedness" means Indebtedness secured by real property acquired by the Company or its Restricted Subsidiaries after the date of this Indenture, including both mortgage and lease financing.

                  "Registered Debt Security" means any Debt Security established pursuant to Section 2.02 which is payable to the registered holder thereof.

                  "Registrar" has the meaning specified in Section 2.05.

                  "Remarketable Securities" has the meaning specified in
Section 3.07.

                  "Responsible Officer", when used with respect to the Trustee, shall mean any officer or assistant officer of the Trustee within the Corporate Trust Administration unit of the Trustee who has responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(3) (B) and 7.05, also means any other officer or officers of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with a particular subject.

                  "Restricted Subsidiary" means any Subsidiary other than Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means Indebtedness secured by pledge of, or mortgage, lien or security interest on, or title to any property, as well as any unsecured Indebtedness of any Restricted Subsidiary other than a Foreign Financing Subsidiary.

                   "Series" or "Series of Debt Securities" means the series of debentures, notes, bond or other evidences of Indebtedness of the Company established in a supplemental indenture or by or pursuant to a Board Resolution and authenticated and delivered under this Indenture.

                  "Subordinated Indebtedness" means Indebtedness which is expressly made subordinate and junior in rank and right of payment to the Debt Securities and other such indebtedness as may be specified or characterized in the instruments evidencing the Subordinated Indebtedness or the indenture of other such similar instrument under which it is issued.

                  "Subsidiary" means any corporation of which the Company, directly or through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date shown above, except as provided in
Section 9.04.

                  "Trustee" means the party named as Trustee above until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and thereafter means the successor.

                  "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and any other areas subject its jurisdiction.

                  "U.S. Government Obligations" means:

                  (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged; or

                  (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "U.S. Person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                  "Unrestricted Subsidiary" means (1) any Subsidiary (other than a Foreign Financing Subsidiary) substantially all of the property of which is located or substantially all of the business of which is conducted outside of the United States of America or its possessions, Canada or the United Kingdom, and (2) any other Subsidiary (including, if so designated, a Foreign Financing Subsidiary) so designated by the Board of Directors or the Chief Executive Officer of the Company.

                  "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors or other governing body of a corporation (other than stock having such power by reason of the happening of any contingency).

                  SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture have the following TIA meanings:

                  the "Company" means obligor on the indenture securities.

                  this "Indenture" means indenture to be qualified.

                  "SEC" means the Commission.

                  "Debt Securities" means the indenture securities.

                  "Debt Securityholder" means an indenture security holder.

                  the "Trustee" means indenture trustee or institutional trustee.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  SECTION 1.03. TRUST INDENTURE ACT. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture upon and so long as the Indenture and Debt Securities are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with any duties required by the TIA, the imposed duties shall control. If a provision of the TIA permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

                  Any reference to a requirement under the TIA shall only apply upon and so long as the Indenture is qualified under and subject to the TIA.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) "or" is not exclusive;

                  (3) words in the singular include the plural; and in the plural include the singular;

                  (4) all references in this table to designated "Articles," "Sections," and other subdivisions are to designated Articles, Sections and other subdivisions of this Indenture as originally executed; and

                  (5) "herein," "hereof," and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  SECTION 1.05. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") as in effect on June 30, 2003. If any changes in GAAP are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of GAAP with respect to any off-balance sheet liabilities or otherwise, in each case with the agreement of its independent certified public accountants and such changes, if applicable, could result in a change in the methods of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), then the Company, may, in its sole discretion, give effect to such changes in the calculation of such financial covenants, tests, restrictions or standards.

                                   ARTICLE II

                               THE DEBT SECURITIES

                  SECTION 2.01. ISSUABLE IN SERIES. The aggregate Principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued in one or more Series. The form of Debt Securities of each Series shall be established by or pursuant to a Board Resolution or in one or more indenture supplements hereto at or prior to the issuance of such Debt Securities. Debt Securities of any one Series shall be substantially identical in all respects except as to denomination, maturity date, interest rate, if any, and except as may otherwise be provided in or pursuant to any Board Resolution or in any indenture supplements hereto. Debt Securities may differ between Series, in respect of any matter. All Series of Debt Securities shall be equally and ratably entitled to the benefits of this Indenture. Each Debt Security shall be dated the date of its authentication.

                  SECTION 2.02. ESTABLISHMENT OF TERMS OF SERIES OF DEBT SECURITIES. At or prior to the issuance of any Series of Debt Securities, the following shall be established by or pursuant to a Board Resolution and set forth in an Officers' Certificate or established in one or more indenture supplements hereto:

                  (1) the title of the Debt Securities of the Series (which shall distinguish the Debt Securities of the Series from the Debt Securities of any other Series);

                  (2) any limit upon the aggregate Principal amount of the Debt Securities of the Series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the Series pursuant to Section 2.08, 2.09,
         2.12 or 2.16);

                  (3) the Person to whom any interest on any Registered Debt Securities of the Series shall be payable if other than the Person in whose name that Debt Security is registered at the close of business on the record date for such interest;

                  (4) the date or dates on which the Principal of the Debt Securities of the Series is payable;

                  (5) the rate or rates at which the Debt Securities of the Series shall bear interest or the method for calculating such rate or rates, the date or dates from which such interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any Registered Debt Securities on any interest payment date, if other than in the manner provided in Section 4.01;

                  (6) the place or places where, subject to the provisions of
         Section 4.01, the Principal of and interest on Debt Securities of the Series shall be payable and, if different, the places where, subject to the provisions of Section 2.08, any Registered Debt Securities of the Series may be surrendered for registration of transfer, where Debt Securities of the Series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Debt Securities of the Series and this Indenture may be served;

                  (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

                  (8) the obligation, if any, of the Company to redeem or purchase Debt Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation and provisions, if any, for the remarketing of such Securities;

                  (9) if other than denominations of 1,000 United States dollars and any integral multiple thereof, the denominations in which Debt Securities of the Series shall be issuable;

                  (10) the currency or currencies, including composite currencies, in which payment of the Principal of and any interest on the Debt Securities of the Series shall be payable if other than United States dollars;

                  (11) in the case of Original Issue Discount Debt Securities, the portion of the Principal amount of Debt Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

                  (12) the obligation, if any, of the Company to pay Additional Amounts pursuant to Section 4.05;

                  (13) whether the Debt Securities of the Series shall be issued in whole or in part in the form of a Global Registered Security or Securities, the terms and conditions, if any, upon which such Global Registered Security or Securities may be exchanged in whole or in part for individual certificates evidencing Debt Securities, and the Depositary for such Global Registered Security or Securities;

                  (14) any deletions from or modifications of or additions to the (i) Events of Default set forth in Section 6.01, (ii) covenants of the Company set forth in Article 4 or (iii) provisions set forth in
         Article 8, which in any such case shall be applicable to the Debt Securities of the Series;

                  (15) any other terms of the Debt Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture); and

                  (16) the form of the Debt Securities of the Series.

                  SECTION 2.03. EXECUTION AND AUTHENTICATION. Debt Securities shall be executed by an Officer for the Company and attested by the Secretary or an Assistant Secretary. Signatures shall be manual or facsimile.

                  If an Officer whose signature is on a Debt Security no longer holds that office at the time the Debt Security is authenticated, the Debt Security shall be valid nevertheless.

                  A Debt Security shall not be valid until authenticated by the manual signature of the trustee or an authenticating agent. The signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture.

                  The Trustee shall at any time, and from time to time, authenticate Debt Securities for original issue in an unlimited aggregate Principal amount, upon receipt by the Trustee of a Company Order for the authentication and delivery of such Debt Securities.

                  In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

                  (1) a copy of the Board Resolution and, if applicable, the Officers' Certificate delivered pursuant to such Board Resolution relating to the establishment of the forms and terms of such Debt Securities and, if applicable, an appropriate record of any action taken pursuant to such Board Resolution;

                  (2) an executed supplemental indenture or an Officers' Certificate setting forth the form and terms of the Debt Securities as required by Section 2.02; and

                  (3) an Opinion of Counsel which shall state in effect:

                           (A) that the form or forms and terms of such Debt
                  Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

                           (B) that such Debt Securities have been duly
                  authorized and, when duly executed and delivered by the Company and authenticated and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

                           (C) that all laws and requirements (including the
                  obtaining of all necessary authorizations, approvals and consents, if any, of governmental bodies) in respect of the execution and delivery by the Company of such Debt Securities have been complied with and that authentication and delivery of such Debt Securities by the Trustee will not violate the terms of the Indenture.

                  The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would adversely affect the Trustee's own rights, duties or immunities under this Indenture or would otherwise expose the Trustee to personal liability to existing Debt Securityholders.

                  Notwithstanding the provisions of Section 2.02 and of this
Section 2.03, if all the Debt Securities of a Series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate or supplemental indenture otherwise required pursuant to Section
2.02 or the other documents deliverable pursuant to Section 2.03(1), (2) and (3) at or prior to the time of authentication of each Debt Security of such Series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Debt Security of such Series to be issued.

                  The aggregate Principal amount of Debt Securities of any Series outstanding at any time may not exceed any limit upon the maximum Principal amount for such Series set forth in the Board Resolution or the Officers' Certificate delivered pursuant to a Board Resolution or supplemental indenture delivered pursuant to Section 2.02, subject to the provisions of
Section 2.09.

                  The Trustee may appoint an authenticating agent to authenticate Debt Securities. An authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate with respect to the authentication of Debt Securities.

                  SECTION 2.04. CUSIP NUMBERS. The Company in issuing Debt Securities of any Series may use "CUSIP," "ISIN" or other similar numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or such other numbers in notices of redemption as a convenience to Holders of such Series; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities of such Series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities of such Series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP, ISIN or such other numbers.

                  SECTION 2.05. REGISTRAR AND PAYING AGENT. Subject to the provisions of Section 4.04, the Company shall maintain an office or agency in The City of New York where Registered Debt Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Place of Payment where any Series of Debt Securities having such Place of Payment may be presented for payment ("Paying Agent"). The Registrar shall keep a register in accordance with the provisions of Section 4.04 with respect to each Series of Registered Debt Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents for each Series of Registered Debt Securities. The term "Registrar" includes any co-registrar. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company or any Subsidiary may act as Paying Agent or Registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent.

                  SECTION 2.06. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Debt Securities, or the Trustee, all money held by the Paying Agent for the payment of Principal or interest on such Series of Debt Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as a Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, the Paying Agent shall have no further liability for the money.

                  SECTION 2.07. DEBT SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Debt Securityholders of each Series that includes Registered Debt Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Registered Debt Securityholders of each Series that includes Registered Debt Securities.

                  SECTION 2.08. TRANSFER AND EXCHANGE. Where Registered Debt Securities of a Series are presented to the Registrar or a co-registrar with a request to register, transfer or to exchange them for an equal Principal amount of Registered Debt Securities of the same Series and date of maturity of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registration of transfer and exchanges the Trustee shall authenticate Registered Debt Securities at the Registrar's request. The Company will not make any charge for any registration of transfer or exchange but may require the payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company shall not be required (1) to register the transfer or exchange of any Debt Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities of that Series selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing or (2) to register the transfer or exchange of any Debt Security so selected for redemption in whole or in part.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, the Debt Securities or applicable law with respect to any transfer or any interest in any Debt Security (including any transfers between or among Depositary participants or owners or holders of beneficial interests in any Global Registered Security) other than to require delivery of such certificates and other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.09. REPLACEMENT DEBT SECURITIES. If the Holder of a Debt Security claims that the Debt Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Debt Security has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Debt Security of the same Series and date of maturity, if the Trustee's and the Company's requirements are met. If required, an indemnity bond must be sufficient, in the judgment of the Company and the Trustee, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debt Security is replaced. The Company may charge for its expenses in replacing a Debt Security.

                  Every replacement Debt Security is an obligation of the Company.

                  SECTION 2.10. OUTSTANDING DEBT SECURITIES. Debt Securities outstanding at any time are all Debt Securities authenticated by the Trustee pursuant to this Indenture except for those canceled by it, reductions in the interest in a Global Registered Security effected by the Trustee in accordance with the provisions hereof, those delivered to it for cancellation, and those described in this Section as not outstanding.

                  If a Debt Security is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Debt Security is held by a protected purchaser.

                  If the Paying Agent holds, on a redemption date or a maturity date, money sufficient to pay Debt Securities of a Series payable on that date, then on and after that date such Debt Securities cease to be outstanding and interest then ceases to accrue.

                  A Debt Security does not cease to be outstanding because the Company or an Affiliate holds the Debt Security.

                  SECTION 2.11. TREASURY DEBT SECURITIES FOR CERTAIN PURPOSES. In determining whether the Holders of the required Principal amount of Debt Securities of a Series have concurred in any direction, waiver or consent, Debt Securities of such Series owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debt Securities of such Series which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                  SECTION 2.12. TEMPORARY DEBT SECURITIES. Pending the preparation of definitive Debt Securities, the Company may execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Debt Securities may determine as evidenced by their execution of such Debt Securities.

                  If temporary Debt Securities are issued, the Company will cause definitive Debt Securities to be prepared without unreasonable delay. After the preparation of definitive Debt Securities, the temporary Debt Securities shall be exchangeable for definitive Debt Securities upon surrender of the temporary Debt Securities at the office or agency of the Company maintained for that purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Debt Securities, of any authorized denominations and of like series, tenor and aggregate Principal amount. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities.

                  SECTION 2.13. CANCELATION. The Company at any time may deliver Debt Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debt Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Debt Securities surrendered for transfer, exchange, payment (except payment as provided in Section 3.07) or cancellation and shall dispose of canceled Debt Securities in accordance with its then customary procedures therefor or as the Company otherwise directs. The Company may not issue new Debt Securities to replace Debt Securities that it has paid (except Debt Securities paid pursuant to Section 3.07) or delivered to the Trustee for cancellation.

                  SECTION 2.14. DEFAULTED INTEREST. If the Company defaults in a payment of interest on a Series of Debt Securities, it shall, in the case of Registered Debt Securities, pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Registered Debt Securityholders of such Series on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to the Trustee and to each Holder of the Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                  SECTION 2.15. PERSONS DEEMED OWNERS. Prior to due presentment of a Registered Debt Security for transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Debt Security is registered as the owner of such Registered Debt Security for the purpose of receiving payment of Principal of and (subject to Section 2.14) interest on such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Except to the extent otherwise provided in or pursuant to the Board Resolution establishing a Series of Debt Securities, Persons (other than the Holders thereof) holding beneficial interests in Global Registered Securities shall not be deemed the Holders of any Debt Securities represented by such Global Registered Securities.

                  None of the Company, the Trustee, any Paying Agent, any authenticating agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in a Global Registered Security or any other security issued in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

                  SECTION 2.16. CERTAIN PROVISIONS RELATING TO GLOBAL REGISTERED SECURITIES. If the Company shall establish pursuant to paragraph (13) of Section
2.02 that the Registered Debt Securities of a particular Series are to be issued in whole or in part in the form of one or more Global Registered Securities, then the Company shall execute and the Trustee shall, in accordance with Section
2.03 and the Company Order delivered to the Trustee thereunder with respect to such Series, authenticate and deliver such Global Registered Security or securities, which (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate Principal amount of the Debt Securities of such Series to be represented by such Global Registered Security or

Securities, (ii) shall be registered in the name of the Depositary for such Global Registered Security or Securities or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) unless otherwise specified by the Company pursuant to
Section 2.02, shall bear a legend substantially in the following form: "Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debt Securities represented hereby, this Global Registered Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

                  Notwithstanding any other provision of this Indenture, but subject to the provisions of the following paragraph, unless otherwise specified by the Company pursuant to Section 2.02(13) or unless the terms of a Global Registered Security expressly permit such Global Registered Security to be exchanged in whole or in part for individual certificates evidencing Registered Debt Securities, a Global Registered Security may be transferred, in whole but not in part in the manner provided in Section 2.08, only to a nominee of the Depositary for such Global Registered Security, or to the Depositary, or to a successor Depositary for such Global Registered Security selected or approved by the Company, or to a nominee of such successor Depositary.

                  If at any time the Depositary for the Global Registered Securities of a Series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Registered Securities of such Series or if at any time the Depositary for the Global Registered Securities of such Series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Registered Security. If a successor Depositary for the Global Registered Securities of such Series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.02(13) shall no longer be effective with respect to the Global Registered Securities of such Series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual certificates evidencing Registered Debt Securities of such Series in exchange for the Global Registered Securities of such Series, will authenticate and deliver such certificates of like tenor and terms in definitive form in an aggregate Principal amount equal to the Principal amount of the Global Registered Security or Global Registered Securities of such Series in exchange for such Global Registered Security or Global Registered Securities.

                  The Company may at any time and in its sole discretion determine that the Debt Securities of any Series issued or issuable in the form of one or more Global Registered Securities shall no longer be represented by such Global Registered Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual certificates evidencing Registered Debt Securities of such Series in exchange in whole or in part for such Global Registered Security, will authenticate and deliver such certificates of like tenor and terms in definitive form in an aggregate Principal amount equal to the Principal amount of such

Global Registered Security or Securities of such Series in exchange for such Global Registered Security or Securities.

                  If specified by the Company pursuant to Section 2.02(13) with respect to a Series of Debt Securities issued or issuable in the form of one or more Global Registered Securities, the Depositary for any such Global Registered Security may at its option surrender such Global Registered Security in exchange in whole or in part for individual certificates evidencing Registered Debt Securities of such Series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new certificate or certificates evidencing Registered Debt Securities of the same Series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate Principal amount equal to and in exchange for such Person's beneficial interest in the Global Registered Security; and (B) to such Depositary a new Global Registered Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Principal amount of the surrendered Global Registered Security and the aggregate Principal amount of certificates evidencing Registered Debt Securities delivered to Holders thereof.

                  In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual certificates evidencing Registered Debt Securities in authorized denominations upon the exchange of the entire Principal amount of a Global Registered Security for individual Registered Debt Securities, such Global Registered Security shall be cancelled by the Trustee. Certificates issued in exchange for a Global Registered Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Registered Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. Provided that the Company and the Trustee or the Registrar have so agreed, the Trustee shall deliver such certificates to the Persons in whose names the newly issued Registered Debt Securities are registered.

                  Until such time as the Depositary notifies the Company that it is willing and able to make any election on behalf of the Persons having a beneficial interest in a Global Registered Security entitled to be made by the Holder of such Debt Security relating to the payment of Principal of and interest on such Debt Securities, Debt Securities denominated in a foreign currency will not be issued in the form of a Global Registered Security.

                  The transfer and exchange of beneficial interests in a Global Registered Security shall be effected in accordance with the provisions of this Indenture and the Applicable Procedures.

                  The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a Depositary, or for any Depositary records of beneficial ownership interests or for any transactions between the Depositary and beneficial owners.

                  With respect to any Global Registered Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Registered Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Registered Security.

                                   ARTICLE III

                                   REDEMPTION

                  SECTION 3.01. NOTICE TO TRUSTEE. The Company may, with respect to any Series of Debt Securities, reserve the right to redeem and pay the Series of Debt Securities, or any part thereof, or may covenant to redeem and pay the Series of Debt Securities or any part thereof before maturity at such time and on such terms as provided for in the supplemental indenture or the Board Resolution or an Officers' Certificate pursuant thereto under which the Series of Debt Securities was issued. If a Series of Debt Securities is redeemable and the Company wants or is obligated to redeem all or part of the Series of Debt Securities pursuant to the terms of the supplemental indenture or the Board Resolution or an Officers' Certificate pursuant thereto under which the Series of Debt Securities was issued, it shall notify the Trustee of the redemption date and the Principal amount of the Series of Debt Securities to be redeemed. The Company shall give the notice at least 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

                  SECTION 3.02. SELECTION OF DEBT SECURITIES TO BE REDEEMED. If less than all the Debt Securities of a Series are to be redeemed, the Trustee shall select the Debt Securities of the Series to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Debt Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection and notify the Company in writing of the Debt Securities selected for redemption within ten days after receipt of notice from the Company. The Trustee may select for redemption portions of the Principal of Debt Securities of the Series that have denominations larger than $1,000. Debt Securities of the Series and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000 or, with respect to Debt Securities of any Series issuable in other denominations pursuant to Section 2.02(9), the minimum Principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Debt Securities of a Series called for redemption also apply to portions of Debt Securities of that Series called for redemption. Any redemption affecting a Global Registered Security shall be made in accordance with the provisions of this Indenture and the Applicable Procedures.

                  SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company shall give notice in the manner provided in Section 10.02 to each Holder whose Debt Securities are to be redeemed.

                  Except as otherwise provided in Section 2.02, the notice shall identify the Debt Securities of the Series to be redeemed and shall state:

                  (1) The redemption date;

                  (2) the redemption price (or, if not known, the manner of calculation thereof);

                  (3) the name and address of the Paying Agent;

                  (4) that Debt Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Company defaults in making such redemption payment, interest on Debt Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (6) list the CUSIP, ISIN or other similar numbers referred to in Section 2.04.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

                  Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail or any defect in notices to the Holder of a Series of Debt Securities designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such Series.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice is mailed pursuant to Section 3.03, Debt Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Debt Securities shall be paid at the redemption price stated in the notice plus accrued interest to the redemption date.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debt Securities to be redeemed on that date.

                  SECTION 3.06. DEBT SECURITIES REDEEMED IN PART. Upon surrender of a Debt Security that is redeemed in part, the Trustee shall authenticate for the Holder a new

Debt Security of the same Series and the same maturity equal in Principal amount to the unredeemed portion of the Debt Security surrendered.

                  SECTION 3.07. REMARKETING OF REMARKETABLE SECURITIES. Securities of any Series which are payable at the option of the Holders thereof before their stated maturity (other than upon acceleration pursuant to Section 6.02) ("Remarketable Securities"), shall be paid in accordance with the terms of the Board Resolution or supplemental indenture authorizing such Series. The payment of any Principal amount of Remarketable Securities pursuant to such option for purposes of Section 2.13, shall not operate as a payment of the indebtedness represented by such Remarketable Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Remarketable Securities be cancelled. In connection with any such payment of Remarketable Securities, the Company may, in lieu of purchasing such Remarketable Securities, arrange for the purchase of any such Remarketable Securities by an agreement with one or more investment bankers or other purchasers to purchase Remarketable Securities by paying to the Holders of such Remarketable Securities on or before the close of business on the payment date upon which such option may be exercised, an amount not less than the aggregate amount (including accrued interest, if any) payable by the Company, upon exercise of such option and the obligation of the Company to pay such amount in respect of such Remarketable Securities shall be satisfied and discharged to the extent such amount is so paid by such purchasers.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF DEBT SECURITIES. The Company shall pay the Principal of and interest on the Debt Securities on the dates and in the manner provided in the Debt Securities. An installment of Principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

                  Interest on any Registered Debt Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Debt Security is registered at the close of business on the regular record date for such interest.

                  Interest on overdue Principal shall be paid at the rate borne by the Debt Securities of that Series; interest on overdue installments of interest shall be paid at the same rate to the extent lawful.

                  SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee, within 30 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange

Act of 1934. The Company also shall comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers' Certificates).

                  SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of such obligor's compliance with all conditions and covenants under this Indenture. If they do, the certificate shall describe the Default. The certificate need not comply with Section 10.05.

                  SECTION 4.04. MAINTENANCE OF OFFICE OR AGENCY. If Debt Securities of a Series are issuable only as Registered Debt Securities, the Company will maintain in each Place of Payment for such Series an office or agency where Debt Securities of that Series may be presented or surrendered for payment, transfer or exchange, as the case may be and where notices and demands to or upon the Company in respect of the Debt Securities of that Series and this Indenture may be served. If at any time the Company shall fail to maintain any such office or agency in respect of any Series of Debt Securities or shall fail to furnish the Trustee with the address thereof, such presentations, and surrenders of Debt Securities of that Series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

                  SECTION 4.05. ADDITIONAL AMOUNTS. If the Debt Securities of a Series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Debt Security of such Series Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of or interest on, or in respect of, any Debt Security of any Series, such mention shall be deemed to include mention of the payment of any Additional Amounts provided for pursuant to this Section.

                  If the Debt Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to the first interest payment date (or if the Debt Securities of that Series will not bear interest prior to maturity, the first day on which a payment of Principal is made) on which withholding for or on account of any tax, assessment or other governmental charge described in the Debt Securities of that Series would be imposed and at least 10 days prior to each such date of payment of Principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate specifying by country the amount, if any, required to be withheld on such payments to such Holders of Debt Securities and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by such Debt Security and this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                  SECTION 4.06. LIMITATION ON SECURED INDEBTEDNESS. The Company will not, and will not permit any Restricted Subsidiary to create, incur or assume any Secured Indebtedness unless the Debt Securities then outstanding are equally and ratably secured, with the following exceptions:

                  (1) any Secured Indebtedness existing at the date of this Indenture,

                  (2) any Indebtedness of a corporation in existence at the time such corporation becomes a Restricted Subsidiary,

                  (3) any After-Acquired Indebtedness,

                  (4) any Intercompany Indebtedness secured in favor of the Company or any Restricted Subsidiary,

                  (5) any Indebtedness deemed to be Secured Indebtedness by virtue of any of the following liens or charges which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which the Company or Restricted subsidiary shall have set aside on its books reserves which it deems to be adequate with respect thereto:

                           (A) liens for taxes, assessments or other
                  governmental charges,

                           (B) security given in the ordinary course of business
                  to any governmental agency or other body approved by law or governmental regulation in order to allow the Company or Restricted Subsidiary to maintain self-insurance, or to participate in any fund or participate in any benefits in connection with workmen's compensation, unemployment insurance, old age pensions or other social security, or for any other purpose at any time required by law or governmental regulation as a condition to the transaction of business or the exercise of any privilege or license,

                           (C) any encumbrances consisting of zoning
                  restrictions, exceptions, easements, leases or other like restrictions on the use of real property which do not materially impair the use or such property,

                           (D) mechanic's, carrier's workmen's, warehouseman's
                  landlord's or other like liens arising in the ordinary course of business, including liens incident to construction, and the normal extension of trade credit by equipment manufacturers and dealers,

                           (E) any inchoate liens arising under the Employee
                  Retirement Income Security Act of 1974, as amended, to secure any contingent liability of the Company or a Restricted Subsidiary, and

                           (F) other liens incidental to the conduct of business
                  or ownership of property and assets which were not incurred in connection with the borrowing of money and which do not in the aggregate materially detract from the value of the property or assets, taken as a whole, of the Company or any of its Restricted Subsidiaries, or materially impair the use thereof,

                  (6) any industrial revenue bond Indebtedness,

                  (7) any Real Property Indebtedness,

                  (8) any Leasing Indebtedness not to exceed a total of 10% of Consolidated Net Tangible Assets, and

                  (9) all other Secured Indebtedness (in addition to that otherwise permitted in paragraphs (1) to (8) above) plus additional Leasing Indebtedness (in addition to that in (8) above) not to exceed a total of 20% of Consolidated Net Tangible Assets.

                  SECTION 4.07. LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, make any investment in, or transfer any assets to, an Unrestricted Subsidiary if immediately thereafter the Company would be in breach or in default in the performance of any covenant or warranty of the Company contained in this Indenture.

                  SECTION 4.08. LIMITATION ON PERMITTING RESTRICTED SUBSIDIARIES TO BECOME UNRESTRICTED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES TO BECOME RESTRICTED SUBSIDIARIES.

                  (1) The Company will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary unless immediately thereafter such Subsidiary will not own, directly or indirectly, any capital stock of any Restricted Subsidiary.

                  (2) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary unless immediately thereafter:

                           (A) no shares of the capital stock of such Subsidiary
                  shall be owned or held by any Unrestricted Subsidiary; and

                           (B) the Company would not be prohibited from issuing
                  any additional Secured Indebtedness by the provisions of
                  Section 4.06.

                  SECTION 4.09. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 4.06 through 4.08 if, before, or after the time for such compliance, the Holders of at least a majority in Principal amount of all the Debt Securities of each Series affected thereby at the time outstanding shall, by notice to the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                   ARTICLE V

                              SUCCESSOR CORPORATION

                  SECTION 5.01. WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any Person unless:

                  (1) either the Company shall be the resulting or surviving entity, or if another Person is the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Debt Securities and this Indenture;

                  (2) immediately after giving effect to such transaction no Event of Default and no circumstances which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

                  (3) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  If, upon any such consolidation, merger, or transfer, any assets of the Company or any Restricted Subsidiary, or any shares of stock or Indebtedness of any Restricted Subsidiary, would thereupon become subject to any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement (any such lien, security interest, charge, encumbrance or other type of preferential arrangement being herein called a "Mortgage"), unless, after giving effect to such consolidation, merger or transfer, such corporation could issue at least $1 of Secured Indebtedness pursuant to Section 4.06(9), the Company prior to such consolidation, merger or transfer, will secure the outstanding Debt Securities of each Series hereunder, equally and ratably with (or prior to) the indebtedness secured by such Mortgage.

                  SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the

Company under this Indenture and the Debt Securities with the same effect as if such successor corporation had been named as the Company herein and in the Debt Securities.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs (unless the occurrence of such an event is specifically deleted or modified with respect to Debt Securities of a particular Series in or pursuant to the supplemental indenture or Board Resolution establishing such Series or in the form of Debt Security for such Series) with respect to the Debt Securities of any Series if:

                  (1) the Company defaults in the payment of interest on any Debt Security of that Series when the same becomes due and payable and the default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the Principal of any Debt Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (3) the Company fails to comply with any of its other agreements or conditions in the Debt Securities of that Series, this Indenture or any supplemental indenture under which the Debt Securities may have been issued and the default continues for the period and after the notice specified below;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an
                  involuntary case,

                           (B) appoints a Custodian for the Company or for all
                  or substantially all of its property, or

                           (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 30 days.

                  A Default under Section 6.01(3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate Principal amount of all of the Debt Securities of that Series then outstanding notify the Company of the Default, and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default".

                  SECTION 6.02. ACCELERATION. If an Event of Default occurs with respect to the Debt Securities of any Series and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal amount of all of the Debt Securities of that Series then outstanding by notice to the Company and the Trustee, may declare the Principal (or, if the Debt Securities of that Series are Original Issue Discount Debt Securities, such portion of the Principal amount as may be specified in the terms of that Series) and accrued interest on all the Debt Securities of that Series to be due and payable. Upon such declaration, such Principal (or specified amount) and interest on the Debt Securities of that Series shall be due and payable immediately. The Holders of a majority in aggregate Principal amount of all of the Debt Securities of that Series then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

                  SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Principal or interest on the Debt Securities of the Series that is in default or to enforce the performance of any provision of such Debt Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debt Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal amount of any Series of Debt Securities then outstanding by notice to the Trustee may waive on behalf of Holders of all Debt Securities of that Series, an existing Default or Event of Default with respect to that Series and its consequences except a continuing Default or Event of Default in the payment of the Principal of or interest on any Debt Security.

                  SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal amount of any Series of Debt Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on it with respect to such Series of Debt Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Debt Securityholders, or would involve the Trustee in personal liability.

                  SECTION 6.06. LIMITATION ON SUITS. A Debt Securityholder may pursue a remedy with respect to this Indenture or the Debt Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate Principal amount of the Series of Debt Securities affected thereby make a written request to the Trustee to pursue the remedy;

                  (3) such Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60 day period, the Holders of a majority in Principal amount of the Series of Debt Securities affected thereby do not give the Trustee a direction inconsistent with the request.

                  A Debt Securityholder may not use this Indenture to prejudice the rights of another Debt Securityholder or to obtain a preference or priority over another Debt Securityholder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal and interest on a Debt Security, on or after the respective due dates expressed in the Debt Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

                  SECTION 6.08. COLLECTION SUITS BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid and reasonable expenses of collection and any other amounts due under
Section 7.07 hereof.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents and take any other action as may be necessary or advisable in order to have the claims of the Trustee and the Debt

Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

                  SECTION 6.10. PRIORITIES. Any money collected by the Trustee pursuant to this Article VI with respect to any Series, and any other money or property distributable in respect of the Company's obligations under this Indenture after an Event of Default shall be applied in the following order:

                  First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07 with respect to such Series;

                  Second: to Debt Securityholders for amounts due and unpaid on the Debt Securities of such Series for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debt Securities of such Series for Principal and interest, respectively; and

                  Third: to the Company.

                  The Trustee may fix a record date and payment date for any such payment to Registered Debt Securityholders.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate Principal amount of the Debt Securities of any Series then outstanding.

                                   ARTICLE VII

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (1) If an Event of Default has occurred and is continuing with respect to any Series of Debt Securities, the Trustee shall exercise its rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as to that Series as a prudent Person would exercise or use under circumstances in the conduct of its own affairs.

                  (2) Except during the continuance of an Event of Default with respect to any Series:

                           (A) the Trustee need perform only those duties with
                  respect to such Series that are specifically set forth in this Indenture and no others.

                           (B) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (3) The Trustee may not be relieved from liability for its own negligent actions, its own negligent failure to act or its own willful misconduct, except that:

                           (A) This paragraph does not limit the effect of
                  paragraphs (2) and (5) of this Section.

                           (B) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (C) The Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section.

                  (5) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                  (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (1) The Trustee may rely on any document believed by it to be genuine and have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel. The Trustee may also consult with counsel on any matter relating to this Indenture or the Debt Securities and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel.

                  (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the reasonable costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (6) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Debt Securities of any Series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default or Event of Default is received at the Corporate Trust Office of the Trustee from the Company, any other obligor on such Debt Securities or any Holder. Any such notice shall reference this Indenture and the Debt Securities.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to and shall have no responsibility for the validity or adequacy of this Indenture or the Debt Securities. It shall not be accountable for the Company's use of the proceeds from the Debt Securities or for monies paid over to the Company pursuant to the Indenture, and it shall not be responsible for any statement in the Debt Securities other than its authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs with respect to any Series and is continuing and if it is known to the Trustee, the Trustee shall give to each Debt Securityholder of such Series notice of the Default or Event of Default in the manner provided for in
Section 10.02 within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Debt Security, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Debt Securityholders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. If required pursuant to TIA ss. 313(a), within 60 days after the yearly anniversary of the date of this instrument as originally executed, the Trustee shall mail to each Debt Securityholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2).

                  A copy of each report at the time of its mailing to Debt Securityholders shall be filed with the SEC and each stock exchange on which the Debt Securities are listed. The Company agrees to notify the Trustee whenever the Debt Securities become listed on any stock exchange.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agency capacity in which it acts. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its obligations under this Indenture or any Debt Securities. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (and any predecessor Trustee) against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by it, including for any Agency capacity in which it acts, in connection with acceptance and administration of this trust and its duties hereunder including the reasonable costs and expenses (including reasonable fees and expenses of counsel) of defending itself against or investigating any claim (whether asserted by the Company, any Holder or other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07. The Trustee shall notify the Company promptly of any claim which it may seek indemnity; PROVIDED, HOWEVER, that any failure of the Trustee to so notify the Company shall not relieve the Company of any of its obligations hereunder.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Debt Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Debt Securities.

                  Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in
Section 6.01(4) or (5) occurs, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The obligations of the Company and the lien provided for in this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and termination of this Indenture for any reason.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign with respect to the Debt Securities of one or more Series in writing at any time upon 30 days' prior written notice to the Company. The Holders of a majority in Principal amount of the Debt Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Debt Securities of one or more Series if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent, or an order of relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  With respect to any Series, if the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. There shall at all times be a Trustee with respect to each Series.

                  If a successor Trustee is not appointed within 30 days after the retiring Trustee resigns or if a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal amount of the Debt Securities of the affected Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, after written request by any Debt Securityholder of a Series affected thereby who has been a Debt Securityholder of that Series for at least six (6) months, such Debt Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have, and be bound by, all the rights, powers, duties and agreements of the Trustee under this Indenture with respect to such Series. A successor Trustee shall mail notice of its succession to each Registered Debt Securityholder of a Series as to which it acts as Trustee. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to that or those Series as to which the retiring Trustee is retiring to the successor Trustee, subject to the lien provided for in Section 7.07.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, mergers or converts into, or transfers all or substantially all of its corporate trust business assets to, another Person, the successor Person without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company. Any such successor shall nevertheless be eligible and qualified under the provisions of Section 7.10.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000, as set forth in its most recent published annual report of condition. The Trustee is subject to TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9) provided, however, that (a) there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Company ranking equally in right of payment with the Debt Securities of any Series, or certificates of interest or participation in other such securities are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met, and (b) the Trustee, in its capacity as trustee in respect of the Debt Securities of any Series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Debt Securities of any other Series.

                  Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of TIA ss. 310(b).

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS. By irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay Principal and interest when due on the Debt Securities of one or more Series until maturity, the Company may, on the 91st day after such deposit, terminate all its obligations under this Indenture with respect to any Series of Debt Securities which does not provide for the payment of any Additional Amounts; PROVIDED, HOWEVER, that no Event of Default under Sections 6.01.(4) and (5) or event with which notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing on such date. Notwithstanding the termination of any obligations of the Company with respect to Debt Securities of one or more Series in accordance with this
Section 8.01, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 7.07, 7.08, 8.03 and 8.04, and such other obligations of the Company (whether under this Indenture or in or pursuant to the supplemental indenture or Board Resolution establishing the terms of the Debt Securities of such Series or in the form of Debt security for such Series) as may be expressly stated, in the supplemental indenture or Board Resolution establishing the terms of the Debt Securities of such Series or in the form of Debt Security for such Series, to survive compliance by the Company with this Section 8.01, with respect to such Debt Securities shall survive until such Debt Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 8.03 and 8.04 with respect to such Debt Securities shall survive. In order to have money available on a payment date to pay Principal or interest upon such Debt Securities, the U.S. Government Obligations shall be payable as to Principal or interest on or before such payment date in such amounts as will provide the necessary money.

                  It shall be a condition to the deposit of cash and/or U.S. Government Obligations and the termination of the Company's obligations with respect to Debt Securities of one or more Series under this Section that the Company deliver to the Trustee (1) an opinion of nationally recognized independent tax counsel to the effect that: (A) Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and (B) such Holders (and future Holders of such Debt Securities) will be subject to tax in the same amount, manner and timing as if such deposit and termination had not occurred; and (2) an Officers' Certificate to the effect that under the laws in effect on the date such money and/or U.S. Government Obligations are deposited with the Trustee, the amount thereof will be sufficient, after payment of all Federal, state and local taxes in respect thereof payable by the Trustee, to pay Principal and interest when due on such Debt Securities.

                  After a deposit as provided herein, the Trustee shall, upon request, acknowledge in writing the discharge of the Company's obligations with respect to any Series of Debt Securities under this Indenture except for those surviving obligations specified above.

                  SECTION 8.02. APPLICATION OF TRUST MONEY. The Trustee or Paying Agent shall hold in trust, for the benefit of the Debt Securityholders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 8.01. The Trustee or Paying Agent shall apply the deposited money and money from U.S. Government Obligations in accordance with this Indenture to the timely payment of Principal and interest on the Debt Securities of the Series with respect to which the deposit was made. Any remaining amounts held in trust after payment of Principal and interest on the Debt Securities shall be returned to the Company, subject to the Trustee's rights to receive any payments under Section 7.07.

                  SECTION 8.03. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Debt Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.

                  SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

                  Subject to applicable law governing abandoned property, the Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of Principal or interest that remains unclaimed for two years unless an abandoned property law designates otherwise. After that, Debt Securityholders entitled to the money must look to the Company or such other Person for payment as general creditors.

                  SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee and each Debt Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such obligations.

                                   ARTICLE IX

                       AMENDMENTS; SUPPLEMENTS AND WAIVERS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. Notwithstanding
Section 9.02, the Company and the Trustee may enter into supplemental indentures to amend this Indenture or the Debt Securities without consent of any Debt
Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

                  (4) to make any change that does not adversely affect in any material respect the rights of any Debt Securityholder under this Indenture; or

                  (5) to provide for the issuance of and establish the form and terms and conditions of Debt Securities of any Series or to add any additional provisions to the Indenture to facilitate the issuance of Debt Securities in currencies other than U.S. Dollars.

                  SECTION 9.02. WITH CONSENT OF HOLDERS. Subject to Section 9.03, the Company and the Trustee may enter into supplemental indentures to amend this Indenture or the Debt Securities with the written consent of the Holders of at least a majority in aggregate Principal amount of the Debt Securities then outstanding affected thereby. The Holders of a majority in Principal amount of the Debt Securities of any Series by notice to the Trustee may waive, in respect of such Series, compliance by the Company with any provision of this Indenture or the Debt Securities except as specified in Section 9.03(4).

                  SECTION 9.03. LIMITATIONS. Without the consent of each Debt Securityholder affected, an amendment or waiver may not:

                  (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver;

                  (2) change the rate of or change the time for payment of interest on any Debt Security or change the method of calculation if the change would reduce the rate of interest thereon;

                  (3) change the Principal of or change the fixed maturity of any Debt Security, or change any obligation of the Company to pay Additional Amounts pursuant to Section 4.05, or reduce the amount of Principal of an Original Issue Discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02;

                  (4) waive a Default in the payment of the Principal or interest on any Debt Security;

                  (5) make any Debt Security or any interest thereon payable at any Place of Payment or in currency or currencies other than as stated in the Debt Security; or

                  (6) make any change in Section 6.04, 6.07 or 9.03.

                  After an amendment or waiver under this Article 9 becomes effective, the Company shall give a notice in the manner provided in Section
10.02 to the Debt Securityholders briefly describing the amendment or waiver.

                  SECTION 9.04. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Debt Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect. The Trustee is entitled to, and the Company shall provide, an Opinion of Counsel and an Officers' Certificate stating that the Trustee's execution of any amendment or supplemental indenture is permitted under this Article 9.

                  SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Debt Security is a continuing consent by the Holder and every subsequent Holder of a Debt Security or portion of a Debt Security that evidences the same debt as the consenting Holder's Debt Security, even if notation of the consent is not made on any Debt Security. However, any such Holder or subsequent Holder may revoke the consent as to his Debt Security or portion of his Debt Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

                  An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Debt Securityholder.

                  SECTION 9.06. NOTATION ON OR EXCHANGE OF DEBT SECURITIES. The Trustee may place an appropriate notation about an amendment or waiver on any Debt Security thereafter authenticated. The Company in exchange for Debt Securities may issue and the Trustee shall authenticate new Debt Securities that reflect the amendment or waiver.

                  SECTION 9.07. TRUSTEE PROTECTED. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02. NOTICES. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail:

                  If to the Company:

                           Ryder System, Inc.
                           3600 N.W. 82nd Avenue
                           Miami, Florida 33166
                           Attention:  Office of the Treasurer

                  If to the Trustee:

                           J.P. Morgan Trust Company, National Association 3800 Colonnade Parkway, Suite 490
                           Birmingham, Alabama  35243
                           Attention:  Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Registered Debt Securityholder shall be mailed by first-class mail to the address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Registered Debt Securityholder or any defect in it shall not affect its sufficiency with respect to other Registered Debt Security-holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Registered Debt Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION 10.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Debt Securityholders may communicate pursuant to TIA ss. 312(b) with other Debt Securityholders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  SECTION 10.06. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or a meeting of Debt Securityholders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 10.07. LEGAL HOLIDAYS. If a payment date is not a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day at a Place of Payment, then the record date shall be the next preceding day that is a Business Day.

                  SECTION 10.08. GOVERNING LAW. The laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor to such statute) shall govern this Indenture and the Debt Securities.

                  SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 10.10. NO RECOURSE AGAINST OTHERS. All liability described in the Debt Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

                  SECTION 10.11. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.12. SEVERABILITY. In case any one or more of the provisions in this Indenture or in the Debt Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.


                                       SIGNATURES

                                       RYDER SYSTEM, INC.



                                       By:
                                           -------------------------------------
                                           Title:





                                       J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION,
                                       as Trustee



                                       By:
                                           -------------------------------------
                                           Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

                  Before me personally appeared [Name], to me known and known to me to be the individuals described in and who executed the foregoing instrument as the [Title] of the above named RYDER SYSTEM, INC., a Florida corporation, and acknowledged to and before me that he executed such instrument as such [Title] of said corporation, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                  WITNESS my hand and official seal this    day of       , 2003.




                                                 ------------------------------
                                                          Notary Public



My Commission Expires:


--------------------------

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

                  Before me personally appeared [Name], to me known and known to me to be the individual described in and who executed the foregoing instrument as the [Title] of J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, and acknowledged to and before me that he executed such instrument as such [Title] of said association and that he signed his name thereto by authority of the Board of Directors of said association.

                  WITNESS my hand and official seal this    day of       , 2003.



                                                  ------------------------------
                                                             Notary Public

My Commission Expires:

--------------------------